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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 13, 2002
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                              GOLDEN TELECOM, INC.
             (Exact name of registrant as specified in its charter)

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
             DELAWARE                            0-27423                             51-0391303
     (State of incorporation)           (Commission File Number)         (IRS Employer Identification No.

                 REPRESENTATION OFFICE GOLDEN TELESERVICES, INC.
                               12 TRUBNAYA ULITSA
                              MOSCOW, RUSSIA 103045
                     (Address of principal executive office)

                              (011-7-501) 797-9300
              (Registrant's telephone number, including area code)



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Item 5.  Other Events.

     On March 13, 2002, subsidiaries of Golden Telecom, Inc. ("GTI") entered into an Ownership Interest Purchase Agreement with Open Joint Stock Company Rostelecom ("Rostelecom") to acquire 50% of the ownership interest in EDN Sovintel LLC ("Sovintel") held by Rostelecom. Upon closure, Rostelecom will receive $56.0 million and will be issued GTI common stock such that Rostelecom will hold 15% of the outstanding common shares of GTI on the date of closing. The consummation of the transaction is conditioned upon, among other things, the receipt of all necessary regulatory approvals in the United States and Russia and approval of the Board of Directors of Sovintel and Rostelecom. Upon consummation of the transaction, GTI will own 100% of Sovintel. The transaction is expected to close in the second quarter of 2002.

Item 7.  Financial Statements and Exhibits.

     None


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          GOLDEN TELECOM, INC.
                                          (Registrant)

                                          By:    /s/ DAVID STEWART
                                             ---------------------------------
                                          Name:  David Stewart
                                          Title: Chief Financial Officer
                                                 and Treasurer
                                                 (Principal Financial Officer)


Date:  March 15, 2002